Exhibit 10.13

NUTANIX, INC.

SALES INCENTIVE PLAN

1. Term. This Sales Incentive Plan (“Plan”) shall be effective from              through             , unless otherwise amended or terminated by Nutanix, Inc. (the “Company”) in accordance with paragraph 9 of the Plan. This plan supersedes any previous Sales Incentive Plans that were in place for any portion of the term of this agreement.

2. Participation. This Plan shall apply to all employees (“Participants”) who are provided with and who sign an individual Compensation Plan (“Compensation Plan” and, together with this Sales Incentive Plan, the “Compensation Agreements”) acknowledging the terms set forth therein and the terms set forth in this Plan. No commissions, advances or other sales-based compensation will be earned by a Participant pursuant to the Compensation Agreements unless the Participant signs and returns the Compensation Plan to the Company within 15 days of receipt of the Compensation Agreements.

3. Commissions.

3.1 Earned Commission. A Participant will earn a commission (and be entitled to retain the PO Advance (as defined below)) only upon the Company’s receipt of payment from the customer assigned to the Participant or from a customer in the territory assigned to the Participant with respect to a Company product or service (i.e., not including any fees or payment received with respect to third party products and services) within sixty (60) days of the date the purchase order is entered into, or such longer period of time specifically authorized by the Company’s Senior Vice President of Sales or CFO (“Earned Commission”). For the purposes hereof, a customer will be deemed to be in the territory assigned to the Participant if the customer’s corporate headquarters is located in the territory. Upon the company’s receipt of payment from the customer, earned commissions will be equal to the amount of purchase orders entered into in that quarter multiplied by the participant’s commission rate set forth in the compensation plan in the same manner described in section 3.2 below.

3.2 Advances. An advance on unearned commissions (“PO Advance”) will be made to the Participant for any purchase orders entered into for the Participant’s assigned customer or for a customer in the Participant’s assigned territory during any quarter. The PO Advance for each quarter will be equal to the amount of purchase orders entered into in that quarter multiplied by the Participant’s commission rate set forth in the Compensation Plan. For purposes of this Plan, a purchase order will be considered entered into when the applicable customer signs and returns the purchase order to the Company. A purchase order will not be considered entered into if it is subject to any disclosed or undisclosed contingent liabilities, any other side or associated agreement, or is consummated outside of accepted Company policies, procedures and guidelines, as determined by the Company in its sole discretion (an “Incomplete PO”). Any PO Advance will be paid by the last day of the month following the end of the quarter in which the purchase orders are entered into unless the Participant’s employment with the Company has terminated for any reason (or the Participant has notified the Company of the Participant’s intention to resign) on or before that date. Deals that require prepayment as the payment terms, are not eligible for a PO advance.

3.3 Adjustments for Advanced but Unearned Commissions and Errors. If (i) a purchase order is subsequently canceled or if full payment is not received for any reason (including without limitation due to write-offs, bad debts, insolvency, returns, cancelled orders or non-payment of any pre-payments) from the customer within sixty (60) days from the time the purchase order is entered into, or (ii) the Company makes any error with respect to the calculation or payment of any PO Advances or Earned Commissions, any unearned PO Advances will be deducted from the Participant’s future PO Advances (if applicable), Earned Commissions or other wages of the Participant (“Advanced Commission Recovery”). Should full payment be received from the customer within ninety (90) days of this Advanced Commission Recovery and the Participant is still employed by the Company on the date such payment is received from the customer, any Advanced Commission Recovery shall be paid back in full to the Participant.

3.4 Adjustments for Incomplete Purchase Orders. If a purchase order is subsequently determined to be an Incomplete PO, any PO Advances previously paid with respect to such Incomplete PO will be deducted from the Participant’s future PO Advances (if applicable), Earned Commissions or other wages of the Participant. Further, additional disciplinary actions may be taken up to and including dismissal and any Participant who is no longer employed by the Company agrees to reimburse the Company for any PO Advances previously paid with respect to such Incomplete PO within thirty (30) days after leaving Company employment or, if later, thirty (30) days after the date written notification of the existence of such Incomplete PO is received from the Company. In addition, the Company may utilize the court system to seek the recovery of any Earned Commissions paid with respect to an Incomplete PO.

4. Assignment Change. If a Participant is assigned to a different territory, customer or position, the Participant will receive full quota credit for PO Advances and Earned Commissions on purchase orders entered into as a result of the Participant’s sales efforts in the former assignment if such purchase orders are entered into prior to, but not after, the effective date of such change in territory, customer or position. Quota credit for sales efforts in the new assignment will be governed by the compensation plan applicable to the new assignment.

5. Nutanix Sales Policies. Additional procedures, policies and methodologies for calculation of Earned Commissions and PO Advances in the event of customer or territory splits, assignment changes, global accounts and cross-theater issues with respect to any given customer order shall be governed by Nutanix Sales Policies, which shall be made available to Participant from time to time and made be amended or revised in the Company’s sole discretion.

6. Termination of Employment. Upon termination of employment, the Participant agrees (i) to return any PO Advances or other advances of then unearned wages or commissions to the Company within ten (10) days of such termination of employment; and (ii) to sign any documents necessary to deduct PO Advances or other advances of unearned wages or commissions from the Participant’s final paycheck as may be requested by the Company. Further, notwithstanding any statement herein to the contrary, the Participant will not earn any Earned Commissions on any payments received from customers after the Participant’s termination date or notification by either the Company or the Participant that the employment relationship will terminate, whichever occurs first. Furthermore, the Participant will not be paid any PO Advance or other unearned wages after the Participant’s termination of employment or notification by either the Company or the Participant that the employment relationship will terminate, whichever occurs first.

7. Not a Service Contract. The Participant understands that this Plan and the Compensation Plan do not establish employment or service for any definite term. The Participant and the Company agree that either party may terminate the employment or service relationship at any time, for any reason, with or without cause and with or without notice. This at-will employment relationship may only be modified in a written document signed by the Participant and the Company’s Chief Executive Officer.

8. Arbitration. The parties hereby waive their rights to a trial before a judge or jury and agree to arbitrate before a neutral arbitrator, to the extent permitted by applicable law, any and all claims or disputes arising out of the Participant’s employment or service with the Company, including, but not limited to claims arising out of or related to this Plan or the Compensation Plan or claims against any current or former employee, director, agent or stockholder of the Company, breach of contract, breach of the covenant of good faith and fair dealing, fraud, misrepresentation, claims regarding commissions, bonuses, unfair business practices, or any tort or tort like causes of action.

The arbitrator’s decision shall be written and must include the findings of fact and law that support the decision. The arbitrator’s decision will be final and binding on both parties, except to the extent applicable law allows for judicial review of arbitration awards. The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however that the arbitrator shall allow the discovery authorized by the California Arbitration Act, or that discovery the arbitrator deems necessary for the parties to vindicate their respective claims or defenses. The arbitration shall take place in Santa Clara County, California.

The Participant and the Company will be responsible for their own attorney’s fees; the arbitrator may not award attorney’s fees unless a statute or contract at issue specifically authorizes such an award. The arbitrator may award any remedies that would otherwise be available to the parties if they were to bring the dispute in court.

9. Side Agreements. By signing below, Participant hereby confirms that, since Participant’s first day of employment with the Company, Participant has not entered into and Participant is not aware of the existence of any oral or written side agreements with any third party including resellers, distributors or customers that modify or supersede the terms of either the Company’s invoice, written contracts or purchase orders with these resellers, distributors or customers. In addition, Participant agrees not to engage in such activity in the future and to immediately notify the Company if he/she becomes aware of such activity. Additionally, completion of the quarterly sales certification is a requirement of the compensation plan.

10. Amendment and Termination of Plan. The Company reserves and retains the right to, at any time, modify, rescind or terminate this Plan or the Compensation Plan in whole or in part, at its sole discretion, and nothing in this Plan or the Compensation Plan limits this right in any way or creates any rights in any Participant of future participation in this Plan or any other plan, or constitutes any guarantee of compensation or employment or service with the Company. Further, the Company does not have any obligation under this Plan, the Compensation Plan or otherwise to adopt this or any other compensation plan in the future. Any modification to this Plan or the Compensation Plan may only be made in a writing signed by the Company’s Senior Vice President of Sales or CFO and such modification shall be effective upon written notification to the Participant.

11. Entire Agreement. This Plan and the Compensation Plan contains the entire understanding between the Participant and the Company concerning the terms and conditions applicable to any commissions, advances or other sales-based compensation that may be earned by the Participant. Any prior understanding, representations or agreements, whether oral or written, are superseded and replaced by this Plan and the Compensation Plan. The Participant shall not be entitled to any compensation of any kind relating to any sales or potential sales not specifically provided for in this Plan and the Compensation Plan.

UNDERSTOOD AND AGREED TO:

EMPLOYEE	NUTANIX, INC.

Signature:	Signature
Name:	Name:
Date:	Date: